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                                                                     EXHIBIT 3.2



                      RESTATED CERTIFICATE OF INCORPORATION
                             OF QUINTUS CORPORATION,
                             A DELAWARE CORPORATION


                  Quintus Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"),

                  DOES HEREBY CERTIFY THAT:

                  FIRST: The name of the corporation is Quintus Corporation and that the corporation was originally incorporated on June 11, 1990 under the name QTNEWCO, INC. pursuant to the General Corporation Law.

                  SECOND: The Board of Directors of the corporation, at a meeting duly called and held, adopted resolutions amending and restating the Certificate of Incorporation to read in full as follows:

                  "RESOLVED, that the Certificate of Incorporation of the corporation (the "Certificate") be and it hereby is amended and restated to read in its entirety as follows:

                                   ARTICLE I

                  The name of this corporation is Quintus Corporation.

                                   ARTICLE II

                  The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

                                   ARTICLE IV

                  A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock," each with a par value of $0.001 per share. The total number of shares which this corporation is authorized to issue is One Hundred Thirty-Three Million (133,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock and Thirty-Three Million (33,000,000) shares shall be Preferred Stock.



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                  B. Rights, Preferences and Restrictions of Preferred Stock.
The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock (the "Series A Preferred Stock"), which series shall consist of Nine Million One Hundred Thousand (9,100,000) shares, the Series B Preferred Stock (the "Series B Preferred Stock"), which series shall consist of One Million (1,000,000) shares, the Series C Preferred Stock (the "Series C Preferred Stock"), which series shall consist of Three Million (3,000,000) shares, the Series D Preferred Stock (the "Series D Preferred Stock"), which series shall consist of One Million Four Hundred Fifty-Five Thousand (1,455,000) shares, the Series E Preferred Stock (the "Series E Preferred Stock"), which series shall consist of Three Million (3,000,000) shares, the Series F Preferred Stock (the "Series F Preferred Stock"), which series shall consist of One Million Five Hundred Thousand (1,500,000) shares, the Series G-1 Preferred Stock (the "Series G-1 Preferred Stock"), which series shall consist of Two Hundred Seventy Nine Thousand Six Hundred Seventy Nine (279,679) shares, the Series G-2 Preferred Stock (the "Series G-2 Preferred Stock"), which series shall consist of Six Hundred Ninety Six Thousand Nine Hundred Sixty (696,960) shares, the Series G-3 Preferred Stock (the "Series G-3 Preferred Stock"), which series shall consist of Four Hundred Eighty Six Thousand Six Hundred Forty Two (486,642) shares, the Series G-4 Preferred Stock (the "Series G-4 Preferred Stock"), which series shall consist of Eight Hundred Forty One Thousand Five Hundred Eighteen (841,518) shares, the Series G-5 Preferred Stock (the "Series G-5 Preferred Stock"), which series shall consist of One Million Seventy Four Thousand Eight Hundred Fifty Three (1,074,853) shares, and the Series G-6 Preferred Stock (the "Series G-6 Preferred Stock"), which series shall consist of One Hundred Eighty Thousand Forty Eight (180,048) shares, are as set forth below in this Article IV(B). The Series G-1 Preferred Stock, Series G-2 Preferred Stock, Series G-3 Preferred Stock, Series G-4 Preferred Stock, Series G-5 Preferred Stock and Series G-6 Preferred Stock are sometimes collectively referred to herein as the "Series G Preferred Stock." The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock are sometimes collectively referred to herein as the "Series Preferred Stock." The Board of Directors of this corporation is hereby authorized to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof ("Protective Provisions") and other applicable rights under the General Corporation Law, but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series Preferred Stock) prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.



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         1. Dividend Provisions.

                  (a) The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock, Series G-3 Preferred Stock, Series G-4 Preferred Stock, Series G-5 Preferred Stock and Series G-6 Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other non-redeemable equity securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the per share rate of $0.20, $0.286, $0.382, $0.55, $0.83, $1.65, $0.644, $0.965, $1.126, $1.931, $2.253 and $1.667 per annum, respectively, (as adjusted for any stock dividends, combinations or splits with respect to such shares) or, if greater (as determined on a per annum basis), an amount equal to that paid on any other outstanding shares of this corporation, payable only when and if declared by the Board of Directors. If any dividends are declared or paid in any year on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock, Series G-3 Preferred Stock, Series G-4 Preferred Stock, the Series G-5 Preferred Stock and the Series G-6 Preferred Stock in an amount less than $0.20, $0.286, $0.382, $0.55, $0.83, $1.65, $0.644, $0.965, $1.126, $1.931,
$2.253 and $1.667, respectively, per share, all such Series Preferred Stock dividends during such year shall be declared or paid, as applicable, ratably among the Series Preferred Stock in proportion to the full preferential dividend amounts for such Series Preferred Stock set forth above. The right to such dividends on shares of Series Preferred Stock shall not be cumulative and no right shall accrue to holders of shares of Series Preferred Stock by reason of the fact that dividends on such shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

                  (b) In the event this corporation shall declare any other dividend or distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidence of indebtedness, then, in each such case the holders of the Series Preferred Stock shall be entitled to a proportionate share of any such dividend or distribution as though the holders of the Series Preferred Stock were the holders of the number of shares of Common Stock of this corporation into which their respective shares of Series Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

         2. Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock and Common Stock by reason of their ownership thereof, an amount per share equal to $8.25



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(the "Original Series F Issue Price") for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series F Preferred Stock held by each such holder plus any undeclared but unpaid dividends on such share (the "Series F Liquidation Preference"). After payment of the Series F Liquidation Preference, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series G Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of the Common Stock by reason of their ownership thereof,

(i) an amount per share equal to $1.00 (the "Original Series A Issue Price") for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series A Preferred Stock held by each such holder plus any declared but unpaid dividends on such share,

(ii) an amount per share equal to $1.43 (the "Original Series B Issue Price") for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series B Preferred Stock held by each such holder plus any declared but unpaid dividends on such share,

(iii) an amount per share equal to $1.91 (the "Original Series C Issue Price") for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series C Preferred Stock held by each such holder plus any undeclared but unpaid dividends on such share,

(iv) an amount per share equal to $2.75 (the "Original Series D Issue Price") for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series D Preferred Stock held by each such holder plus any undeclared but unpaid dividends on such share,

(v) an amount per share equal to $4.15 (the "Original Series E Issue Price") for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series E Preferred Stock held by each such holder plus any undeclared but unpaid dividends on such share,

(vi) an amount per share equal to $3.218 (the "Original Series G-1 Issue Price") for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series G-1 Preferred Stock held by each such holder plus any undeclared but unpaid dividends on such share,

(vii) an amount per share equal to $4.827 (the "Original Series G-2 Issue Price") for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series G-2 Preferred Stock held by each such holder plus any undeclared but unpaid dividends on such share,

(viii) an amount per share equal to $5.631 (the "Original Series G-3 Issue Price") for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series G-3 Preferred Stock held by each such holder plus any undeclared but unpaid dividends on such share,



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(ix) an amount per share equal to $9.654 (the "Original Series G-4 Issue Price")
for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series G-4 Preferred Stock held by each such holder plus any undeclared but unpaid dividends on such share,

(x) an amount per share equal to $11.263 (the "Original Series G-5 Issue Price") for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series G-5 Preferred Stock held by each such holder plus any undeclared but unpaid dividends on such share, and

(xi) an amount per share equal to $8.335 (the "Original Series G-6 Issue Price") for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series G-6 Preferred Stock held by each such holder plus any undeclared but unpaid dividends on such share.

If upon the occurrence of such event and after payment of the Series F Liquidation Preference, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series G Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, the assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series G Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this subsection 2(a).

                  (b) Upon the completion of the distributions required by subsection (a) of this Section 2, the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock) until, with respect to the holders of Series E Preferred Stock, Series F Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock, Series G-3 Preferred Stock, Series G-4 Preferred Stock, Series G-5 Preferred Stock and Series G-6 Preferred Stock, such holders shall have received an aggregate of $10.375, $12.375, $6.436, $9.654, $11.263, $19.308, $22.526 and $16.669 per
share respectively (as adjusted for any stock splits, stock dividends, recapitalizations or the like) (including amounts paid pursuant to subsection
(a) of this Section 2); thereafter, if assets remain in this corporation, the holders of the Common Stock of this corporation shall receive all of the remaining assets of this corporation pro rata based on the number of shares of Common Stock held by each.

                  (c) A consolidation or merger of this corporation with or into any other corporation or corporations (other than a wholly-owned subsidiary or parent corporation), or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by this corporation of a transaction or series of related transactions in which more than 50% of the voting power of this corporation is disposed of, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this
Section 2.



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                  (d) In the event a liquidation, dissolution or winding up of this corporation under this Section 2 is effected, whether in whole or in part, through a noncash distribution, such noncash distribution shall be valued at the fair value thereof as determined in good faith by the Board of Directors of this corporation.

         3. Conversion. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall have conversion rights (the "Conversion Rights") as follows:

                  (a) Right to Convert. The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be convertible, at any time upon the election of the holders of at least a majority of the then-outstanding shares of Series A Preferred, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, into shares of Common Stock and a right to receive cash, (i) with each share of Series A Preferred Stock converting upon such an election into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price applicable to Series A Preferred Stock, determined as hereafter provided, in effect on the date of such conversion and a right to receive from this corporation a cash payment in an amount equal to $0.925 for each share of Series A Preferred Stock held, plus all declared but unpaid dividends on such share (the "Series A Cash Amount"), (ii) with each share of Series B Preferred Stock converting upon such an election into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price by the Conversion Price applicable to Series B Preferred Stock, determined as hereafter provided, in effect on the date of such conversion and a right to receive from this corporation a cash payment in an amount equal to $1.325 for each share of Series B Preferred Stock held, plus all declared but unpaid dividends on such share (the "Series B Cash Amount"), (iii) with each share of Series C Preferred Stock converting upon such an election into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series C Issue Price by the Conversion Price applicable to theSeries C Preferred Stock, determined as hereafter provided, in effect on the date of such conversion and a right to receive from this corporation a cash payment in an amount equal to $1.765 for each share of Series C Preferred Stock held, plus all declared but unpaid dividends on such share (the "Series C Cash Amount") and (iv) with each share of Series D Preferred Stock converting upon such an election into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series D Issue Price by the Conversion Price applicable to Series D Preferred Stock, determined as hereafter provided, in effect on the date of such conversion and a right to receive from this corporation a cash payment in an amount equal to $2.544 for each share of Series D Preferred Stock held, plus all declared but unpaid dividends on such share (the "Series D Cash Amount"). Each share of Series E Preferred Stock, Series F Preferred Stock, Series G-1 Preferred Stock, Series G-2 Preferred Stock, Series G-3 Preferred Stock, Series G-4 Preferred Stock, Series G-5 Preferred Stock and Series G-6 Preferred Stock shall be convertible, at the option of the holder thereof at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series E Issue Price, Original Series F Issue Price, the Original Series G-1 Issue Price, the Original Series G-2 Issue Price, the Original Series G-3 Issue Price, the Original Series G-4 Issue Price, the Original Series G-5 Issue Price or the



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Original Series G-6 Issue Price, as the case may be, by the Conversion Price
(determined as hereinafter provided) per share in effect for such series of Preferred Stock at the time of conversion. The initial Conversion Price per share for shares of Series Preferred Stock shall be the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price, the Original Series D Issue Price, the Original Series E Issue Price, the Original Series F Issue Price, the Original Series G-1 Issue Price, the Original Series G-2 Issue Price, the Original Series G-3 Issue Price, the Original Series G-4 Issue Price, the Original Series G-5 Issue Price and the Original Series G-6 Issue Price, respectively; provided, however, that the Conversion Prices for the Series Preferred Stock shall be subject to adjustment as set forth in subsection 3(d). The Series A Cash Amount, the Series B Cash Amount, the Series C Cash Amount and the Series D Cash Amount are sometimes hereinafter referred to collectively as the "Cash Amounts."

                  (b) Automatic Conversion.

                           (i) Each share of Series A Preferred Stock, Series B
Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall automatically be converted into shares of Common Stock and a right to receive cash, with each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock converting into: (i) fully paid and nonassessable shares of Common Stock at the respective Conversion Prices for each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock at the time in effect for such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively; and (ii) a right to receive from this corporation a cash payment in an amount equal to the Series A Cash Amount for each share of Series A Preferred Stock held, the Series B Cash Amount for each share of Series B Preferred Stock held, the Series C Cash Amount for each share of Series C Preferred Stock held and the Series D Cash Amount for each share of Series D Preferred Stock held, except as provided below in subsection 3(c), immediately upon the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the public offering price of which is not less than $40,000,000 in the aggregate.

                           (ii) Each share of Series E Preferred Stock shall
automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series E Preferred Stock immediately upon the earlier of (A) the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the public offering price of which was not less than $40,000,000 in the aggregate, or (B) the date specified by written consent or agreement of the holders of at least sixty percent (60%) of the then outstanding shares of Series E Preferred Stock; provided, however, that to the extent that the Series E Preferred Stock would automatically convert into Common Stock pursuant to clause (A) of this subsection 3(b)(ii) and the public offering price is less than $8.30 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) (as so adjusted, the "Series E Price"), each share of Series E Preferred Stock shall automatically convert into such number of fully paid and nonassessable shares of Common Stock as is determined (X) by dividing the Series E Price by the price per share of the public offering or (Y) by dividing the Original Series E Issue Price by the Conversion Price applicable to the Series E Preferred Stock (as adjusted, if applicable, by Section 3(d)) in effect on the date of such conversion, whichever is greater.



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                           (iii) Each share of Series F Preferred Stock shall
automatically be converted into shares of Common Stock at the Conversion Price then in effect for such series of Preferred Stock immediately upon the earlier of (A) the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the public offering price of which is not less than $40,000,000 in the aggregate, or (B) the date specified by written consent or agreement of the holders of at least a majority of the then outstanding shares of Series F Preferred Stock; provided, however, that to the extent that the Series F Preferred Stock would automatically convert into Common Stock pursuant to clause (A) of this subsection 3(b)(iii) and the public offering price is less than $11.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization), each share of Series F Preferred Stock shall automatically convert into such number of fully paid and nonassessable shares of Common Stock as is determined (X) by dividing $11.00 by the price per share of the public offering or (Y) by dividing the Original Series F Issue Price by the Conversion Price per share (as adjusted, if applicable, by Section 3(d)) in effect for such series of Preferred Stock at the time of such conversion, whichever is greater.

                           (iv) Each share of Series G Preferred Stock shall
automatically be converted into shares of Common Stock at the Conversion Price then in effect for such series of Preferred Stock immediately upon the earlier of (A) the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the public offering price of which is not less than $40,000,000 in the aggregate, or (B) the date specified by written consent or agreement of the holders of at least a majority of the then outstanding shares of Series G Preferred Stock.

                  (c) Mechanics of Conversion. Following such a conversion, each holder of Series Preferred Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for such holder, and shall indicate in writing the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall issue and deliver to each such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled pursuant to
Section 3(a) or Section 3(b) above, as applicable, and shall pay (i) to each holder of Series A Preferred Stock the applicable Series A Cash Amount for each share of Series A Preferred Stock held by such holder, (ii) to each holder of Series B Preferred Stock the applicable Series B Cash Amount for each share of Series B Preferred Stock held by such holder, (iii) to each holder of Series C Preferred Stock the applicable Series C Cash Amount for each share of Series C Preferred Stock held by such holder, and (iv) to each holder of Series D Preferred Stock the applicable Series D Cash Amount for each share of Series D Preferred Stock held by such holder, payable by check or wire transfer within ten calendar days following such conversion. In the case of conversion pursuant to Section 3(a), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such election to convert the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock, as the case may be, and the holders entitled to receive the shares of Common Stock issuable and Cash Amounts payable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of



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Common Stock as of such date. If the conversion is in connection with a public offering of the Company's Common Stock, the conversion may, at the election of the holders requesting such conversion, be conditioned upon the closing of the sale of securities pursuant to such public offering, in which event the conversion of the Series Preferred Stock shall not be deemed to have occurred until immediately subsequent to the closing of such sale of securities. If the funds of this corporation legally available for payment of the total Cash Amounts upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are insufficient at the time of such conversion to pay in full the total Cash Amounts required upon such conversion, those funds that are legally available at such time, if any, shall be applied ratably to the payment of the Cash Amounts, and, thereafter, when additional funds of this corporation become legally available for payment of the remaining portion of such total Cash Amounts, such funds shall be applied ratably to the payment of such remaining Cash Amounts until it is paid in full.

                  (d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series Preferred Stock shall be subject to adjustment from time to time as follows:

                           (i)    (A) If the corporation shall issue, after the
date upon which any shares of Series A Preferred Stock are first issued (the "Series A Purchase Date") or the shares of Series B Preferred Stock are first issued (the "Series B Purchase Date") or the shares of Series C Preferred Stock are first issued (the "Series C Purchase Date") or the shares of Series D Preferred Stock are first issued (the "Series D Purchase Date") or the shares of Series E Preferred Stock are first issued (the "Series E Purchase Date") or the shares of Series F Preferred Stock are first issued (the "Series F Purchase Date") or the shares of Series G Preferred Stock are first issued (the "Series G Purchase Date") (the "Purchase Date" with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including the number of shares of Common Stock issuable upon conversion of outstanding Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock (including the number of share of Common Stock issuable upon conversion of outstanding Preferred Stock) outstanding immediately prior to such issuance plus the number of shares of such Additional Stock.

                                  (B) No adjustment of the Conversion Price for
the Series Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 3(d)(i)(E)(3) and 3(d)(i)(E)(4), no adjustment of such Conversion Price pursuant to this subsection 3(d)(i)(B) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                                   (C) In the case of the issuance of Common
Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                   (D) In the case of the issuance of the Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                                   (E) In the case of the issuance (whether
before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 3(d)(i) and subsection 3(d)(ii):

                                         (1) The aggregate maximum number of
shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(d)(i)(C) and 3(d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                         (2) The aggregate maximum number of
shares of Common Stock deliverable upon conversion of or in exchange (to the extent then convertible or exchangeable) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(d)(i)(C) and 3(d)(i)(D)).

                                         (3) In the event of any change in the
number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Prices of the Series Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                         (4) Upon the expiration of any such
options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Prices of the Series Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                         (5) The number of shares of Common
Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 3(d)(i)(E)(1) and 3(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(d)(i)(E)(3) or 3(d)(i)(E)(4).

                           (ii) "Additional Stock" shall mean any shares of
Common Stock issued (or deemed to have been issued pursuant to subsection 3(d)(i)(E)) by this corporation after the applicable Purchase Date other than

                                  (A) securities issued pursuant to a
transaction described in subsection 3(d)(iii) hereof;

                                  (B) shares of Common Stock issuable or issued
to employees, consultants or directors of this corporation directly or pursuant to stock option plans or restricted stock plans approved by the Board of Directors of this corporation prior to the Series G Purchase Date and pursuant to stock option plans or restricted stock plans approved by the Board of Directors of this corporation after the Series G Purchase Date and approved by the holders of a majority of outstanding shares of Series Preferred Stock, voting together as a single class;

                                  (C) securities issuable upon the conversion of
the Series Preferred Stock;

                                  (D) securities issued pursuant to the
acquisition of another business entity or business segment of any such entity by this corporation by merger, purchase of substantially all the assets or other reorganization whereby this corporation will own a majority of the voting power of such business entity or business segment of any such entity, in each such instance, approved by the Board of Directors;

                                  (E) securities issued to vendors or customers
or to other persons in similar commercial situations with this corporation if such issuance is approved by the Board of Directors;

                                  (F) securities issued in connection with
obtaining lease financing, whether issued to a lessor, guarantor or other person if such issuance is approved by the Board of Directors;

                                  (G) any right, option or warrant to acquire
any security convertible into the securities excluded from the definition of Additional Stock pursuant to subsections (D) through (F) above;

                                  (H) warrants issued April 17, 1996 to purchase
5,000 shares of Common Stock and the Common Stock issuable upon exercise thereof;

                                  (I) warrants issued August 16, 1996 to
purchase 192,262 shares of Series B Preferred Stock and the Preferred Stock issuable upon exercise thereof;

                                  (J) warrants issued to purchase 55,340 shares
of Series C Preferred Stock and the Preferred Stock issuable upon exercise thereof;

                                  (K) warrants to purchase 385,530 shares of
Common Stock and the Common Stock issuable upon exercise thereof issued pursuant to that certain Note and Warrant Purchase Agreement dated November 10, 1997 by and among the corporation and the other parties thereto;

                                  (L) warrants to purchase 300,000 shares of
Common Stock issued on or about August 19, 1999 and the Common Stock issuable upon exercise thereof; and

                                  (M) securities issued in connection with the
corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended.

                           (iii) In the event the corporation should at any time
or from time to time after the Series A Purchase Date, the Series B Purchase Date, the Series C Purchase Date, the Series D Purchase Date, the Series E Purchase Date, the Series F Purchase Date or the Series G Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, and Series G Preferred Stock, respectively, shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                           (iv) If the number of shares of Common Stock
outstanding at any time after the Series A Purchase Date, Series B Purchase Date, Series C Purchase Date, Series D Purchase Date, Series E Purchase Date, Series F Purchase Date or Series G Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Ratio shall be appropriately adjusted so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock, respectively, shall be decreased in proportion to such decrease in outstanding shares.

                  (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(d)(iii), then, in each such case for the purpose of this subsection 3(e), the holders of the Series Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

                  (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3), provision shall be made so that the holders of the Series Preferred Stock shall thereafter be entitled to receive upon conversion of the Series Preferred Stock, the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                  (g) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series Preferred Stock against impairment.

                  (h) No Fractional Shares. No fractional shares shall be issued upon conversion of the Series Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Such rounding shall be based on the total number of shares of Series Preferred Stock such holder is converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (i) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         4. Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each applicable holder of Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         5. Voting Rights.

                  (a) Subject to Section 5(b) below, the Common Stock and Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock will vote together as a single class on all matters submitted for stockholder consent or approval; provided, however, that if at any time the voting power of the then-outstanding Series Preferred Stock would otherwise be insufficient to elect all of this corporation's directors (any period during which such condition exists referred to as the "Voting Shift Period"), then, during the Voting Shift Period, (i) the number of authorized directors of this corporation shall be set at a number not less than five (5), (ii) the Series A Preferred Stock and Series B Preferred Stock then outstanding shall be entitled to elect, voting as a separate class, that number of directors equal to three-fourths (3/4ths) of the then-authorized directors (rounded to the nearest whole number), (iii) the Series C Preferred Stock shall be entitled, pursuant to subsection 5(b), to elect, voting separately as a series, one (1) director, and
(iii) the holders of the Common Stock then outstanding shall be entitled to elect the remaining number of authorized directors.

                  (b) The holders of the Series C Preferred Stock, voting separately as a series, shall be entitled to elect one (1) member of the Board of Directors.

                  (c) The holder of each share of Series A Preferred Stock shall have ten votes for each share of Common Stock into which such Series A Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such votes by the holders of Series A Preferred Stock, each share of Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of ten shares of Common Stock, and the holders thereof shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. The holder of each share of Series B Preferred Stock shall have fourteen votes for each share of Common Stock into which such Series B Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such votes by the holders of Series B Preferred Stock, each share of Series B Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of fourteen shares of Common Stock, and the holders thereof shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. The holder of each share of Series C Preferred Stock shall have fourteen votes for each share of Common Stock into which such Series C Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such votes by the holders of Series C Preferred Stock, each share of Series C Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of fourteen shares of Common Stock, and the holders thereof shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. The holder of each share of Series D Preferred Stock shall have fourteen votes for each share of Common Stock into which such Series D Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such votes by the holders of Series D Preferred Stock, each share of Series D Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of fourteen shares of Common Stock, and the holders thereof shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. The holder of each share of Series E Preferred Stock shall have fourteen votes for each share of Common Stock into which such Series E Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such votes by the holders of Series E Preferred Stock, each share of Series E Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of fourteen shares of Common Stock, and the holders thereof shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. The holder of each share of Series F Preferred Stock shall have fourteen votes for each share of Common Stock into which such Series F Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such votes by the holders of Series F Preferred Stock, each share of Series F Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of fourteen shares of Common Stock, and the holders thereof shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. The holder of each share of Series G Preferred Stock shall have fourteen votes for each share of Common Stock into which such Series G Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such votes by the holders of Series G Preferred Stock, each share of Series G Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of fourteen shares of Common Stock, and the holders thereof shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

         6. Protective Provisions. In addition to the vote provided for pursuant to Section 5 above, and subject to the rights of series of Preferred Stock which may from time to time come into existence:

                  (a) so long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock are outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least seventy-five percent (75%) of the voting power of the then outstanding shares of such Series Preferred Stock voting together as a single class:

                           (i) increase or decrease the authorized number of
shares of any series of Preferred Stock;

                           (ii) create any new class or series of stock or any
other securities convertible into equity securities of this corporation (by reclassification or otherwise) having a preference over or on parity with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock with respect to voting, dividends, conversion, redemption or upon liquidation;

                           (iii) redeem or repurchase any other class or series
of stock prior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock;

                           (iv) alter or change the rights, preferences, or
privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock or Series G Preferred Stock so as to adversely affect such shares of Series Preferred Stock; or

                           (v) amend or alter the voting percentage required to
approve an event or change listed in this Section 6(a).

                  (b) So long as any shares of Series Preferred Stock are outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the voting power of the then outstanding shares of such Series Preferred Stock, voting together as a single class, sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of.

                  (c) This corporation shall not (i) alter or change the rights, preferences or privileges of any series of Preferred Stock so as to affect adversely the shares of such series in a manner different than the shares of any other series of Preferred Stock, or (ii) amend the provisions of this Section 6(c) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of shares of such adversely affected series that are entitled to vote with respect to the matter and that hold at least a majority of the then outstanding shares of such series.

                  (d) This corporation shall not (i) amend or alter Section 2(b) of Article IV or Section 3(b)(ii) of Article IV or (ii) amend the provisions of this Section 6(d) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty percent (60%) of the then outstanding shares of Series E Preferred Stock.

                  (e) This corporation shall not (i) amend or alter Section 2(b) of Article IV or Section 3(b)(iii) of Article IV or (ii) amend the provisions of this Section 6(e) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty percent (60%) of the then outstanding shares of Series F Preferred Stock.

                  (f) This corporation shall not (i) amend or alter Section 2(b) of Article IV or Section 3(b)(iv) of Article IV or (ii) amend the provisions of this Section 6(f) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least fifty percent (50%) of the then outstanding shares of Series G Preferred Stock.

         7. Status of Converted Stock. In the event any shares of Series Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be cancelled and shall not be issuable by this corporation.

     C. Common Stock.

         1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, only when and if declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

         2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section B(2) of this Article IV of this Certificate of Incorporation.

         3. Redemption. The Common Stock is not redeemable.

         4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE V

     Except as otherwise provided in this Certificate, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the bylaws of this corporation.

                                   ARTICLE VI

     The number of directors of this corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE VII

     Elections of directors need not be by written ballot unless the bylaws of this corporation shall so provide.

                                  ARTICLE VIII

     Meetings of stockholders may be held within or outside the State of Delaware, as the bylaws may provide. The books of this corporation may be kept, (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of this corporation.

                                   ARTICLE IX

     A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or
(iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

     Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.

                                   ARTICLE X

     Except as provided for in Section 6 of Article IV, this corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation."

                                      * * *


     THIRD: That thereafter, pursuant to resolution of the Board of Directors, the Amended and Restated Certificate of Incorporation was submitted to the stockholders for their approval, which approval was given by written consent of a majority of the stockholders pursuant to Section 228 of the General Corporation Law.

     FOURTH: That said Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by the Chief Executive Officer of the Corporation this 10th day of November, 1999.


                                        QUINTUS CORPORATION



                                        By: /s/  ALAN K. ANDERSON
                                            -----------------------------------
                                                 Alan K. Anderson,
                                                 Chief Executive Officer